EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Greg Painter, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Del Toro Silver Corp. for the period ended January 31, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Del Toro Silver Corp.

Dated: March 19, 2012

/s/ Greg Painter
Greg Painter
Chief Executive Officer, President, Secretary, Treasurer and
Director
(Principal Executive Officer)
Del Toro Silver Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Del Toro Silver Corp. and will be retained by Del Toro Silver Corp. and furnished to the Securities and Exchange Commission or its staff upon request.